UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2023

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	90-2099565
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation

On April 27, 2023, Karina Franco Padilla notified Proterra Inc (the “Company”) of her resignation as Chief Financial Officer of the Company. The Company and Ms. Padilla agreed that her resignation as Chief Financial Officer would be effective at the end of the day on May 15, 2023 and that she will remain a non-executive officer employee of the Company at her current level of compensation through June 2, 2023 to assist in the transition of the role to Mr. Black. Ms. Padilla’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Chief Financial Officer Appointment

On April 27, 2023, the Board appointed David S. Black as the Chief Financial Officer of the Company and its subsidiaries, effective as of May 16, 2023, immediately following Ms. Padilla’s resignation from the position.

In connection with his appointment, the Company has entered into an offer letter (“Offer Letter”) with Mr. Black, which provides that his employment will commence on or about May 15, 2023 and outlines his duties and responsibilities and compensation terms. Pursuant to his Offer Letter, Mr. Black is entitled to receive an annual base salary of $450,000, and a bonus target under the Company’s Key Employee Incentive Plan of 75% of his base salary. In addition, the Company intends to grant Mr. Black an equity award with four-year ratable vesting under the Company’s 2021 Equity Incentive Plan comprised of 50% restricted stock units and 50% stock options and valued at $800,000 in accordance with the Company’s grant valuation procedures at the time of grant. The Offer Letter also provides that the Company will recommend to the Board or the compensation committee of the Board that Mr. Black be eligible in fiscal 2024 for an equity incentive award with four year ratable vesting under the Company’s 2021 Equity Incentive Plan of $900,000 in value in accordance with the Company’s grant valuation procedures at the time of grant. Mr. Black will also be entitled to enter into the Company’s standard form of severance agreement which is attached as Exhibit 10.3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 7, 2021 (File No. 333-252674).

There are no arrangements between Mr. Black and any other person pursuant to which he was selected to become the Chief Financial Officer of the Company. Mr. Black does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or director of the Company. Neither Mr. Black nor any member of his immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Black served as a Special Advisor to the CEO of BWX Technologies, a leading supplier of nuclear components and fuel to the U.S. government, from November 2021 until his retirement in March 2022, and prior to that as Senior Vice President and Chief Financial Officer of BWX Technologies from July 2015 to November 2021. Mr. Black also served as Vice President and Chief Accounting Officer and in other roles at The Babcock & Wilcox Company, an international energy technology company headquartered in the United States from 1991 to 2015. Mr. Black holds a Master of Science in Accounting from the Rochester Institute of Technology in Rochester New York and a Bachelor of Science in Accounting from Liberty University in Lynchburg, Virginia. He is a certified public accountant and a chartered global management accountant.

The above description of the Offer Letter is a summary only. A copy of the Offer Letter will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 7.01 Regulation FD Disclosure.

On May 1, 2023 the Company issued a press release announcing the Chief Financial Officer transition described above. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or incorporated by reference in any filing under the Securities Act of 1933 as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Proterra Press Release dated May 1, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2023

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	Chief Executive Officer